CERTIFICATE OF MERGER
                            Pursuant to Section 251 of the
                           Delaware General Corporation Law


                    The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "GCL"), DOES HEREBY CERTIFY:

                    1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows: Dynamic Dental Systems, Inc., a Delaware corporation, and DDS Acquisition Corporation, a Delaware corporation.

                    2. An Agreement and Plan of Merger, dated as of April 30, 1998, among the Constituent Corporations and other parties thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the GCL.

                    3. The name of the surviving corporation of the Merger is Dynamic Dental Systems, Inc. (the "Surviving
          Corporation").

                    4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

                    5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 427 Green Street, N.W., Gainesville, Georgia 30501.

                    6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.

                    IN WITNESS WHEREOF, this Certificate of Merger has been executed by Henry J. Rhodes, President of Dynamic Dental Systems, Inc. as of this 30th day of April, 1998.

                                             DYNAMIC DENTAL SYSTEMS, INC.


                                             BY:   /s/ Henry J. Rhodes
                                                --------------------------
                                                  Henry J. Rhodes
                                                  President